Exhibit (e)

Form of Application for Policy

Part 1 – Application for Variable Adjustable Life Insurance	The Union Central Life Insurance Company P.O Box 40888, Cincinnati, Ohio 45240
1.	PROPOSED INSURED (Print First-Middle-Last)	Occupation
Name	Time in Occupation	Years	Months
Address	Describe Duties
City
State	Zip Code	List any other occupations
County
Social Security Number	Hours/Week of other occupation
Birth Date	Age	Present Employer (Print)
Birthplace	No. and Street
[ ] Male	[ ] Female	City	State	Zip Code

2.

ALL OTHER PERSONS PROPOSED FOR COVERAGE: (Eligible Children include children, stepchildren and legally adopted children of proposed insured who have not reached their 18th birthday. If any eligible family members omitted, give name and reason.)

Spouse/Other Insured Full Name	Sex	Age	Birth Date	Place of Birth	Height	Weight	Ins. in Force

Occupation	Job Duties	Soc. Sec. #

3.	Children	Full Name	Relationship	Sex	Age	Birth Date	Place of Birth	Height	Weight	Ins. in Force

COMPLETE FOR ALL APPLICATIONS
4.	Primary Beneficiary	Relationship
Contingent Beneficiary	Relationship

OWNER: [ ] Proposed Insured [ ] Other (full name)	Relationship to proposed Insured
Owner's Social Security Number or Taxpayer I.D. No.	Successor Owner(s)
PREMIUM NOTICE: Proposed Insured's: [ ] Residence [ ] Business [ ] Other (name)
Successor Owner(s)
PREMIUM NOTICE: Mailing Address
b.	Has any premium been given in connection with this application? [ ] Yes [ ] No	Amount $
If "Yes," state amount paid for which conditional receipt has been given, the terms of which are hereby agreed to. [ ] Check [ ] Cash [ ] Other

VARIABLE ADJUSTABLE LIFE – Questions 6, 7, 8, and 9
6.	Specified Amount $	9.	Riders:
[ ] Option A	[ ] Total Disability	$
[ ] Option B	[ ] Waiver of Premium	XXXXXXXX
[ ] Guaranteed Death Benefit	XXXXXXXX

7.	Planned Periodic Premium (model) $		[ ] Cost of Living		XXXXXXXX
	Additional First-Year Premium (lump-sum deposits). $		[ ] Accidental Death Benefit	$
			[ ] Scheduled Increase Option	%
8.	Premium Mode:		[ ] Term Insurance	$
	[ ] Annual	[ ] Check-O-Matic	[ ] Guaranteed Insurability	$
	[ ] Semiannual	[ ] Salary Allotment	[ ] Children's Insurance	$
	[ ] Quarterly	[ ] Other (Specify)

NET PREMIUM ALLOCATION – Question 10
10.	Allocations must be in whole percentages and a minimum of 5 percent per allocation. There is no limit for the number of allocations but the total net allocation must equal 100%
	Investment Options	Percentages	Investment Options	Percentages
	Carillon Bond		Scudder Capital Growth
	Carillon Capital		Scudder International
	Carillon Equity		Scudder Money Market
	MFS Growth With Income		TCI Growth
	MFS High Income		Union Central Guaranteed Account
			Totall	100%
UC2243			7-95

SUITABILITY – Questions 11, 12, 13, 14 and 15
11.								Is owner or propsed insured employed by or associated with a member of the NASD?						[ ] Yes [ ] No
12.								Do you understand that the death benefit and surrender value may increase or decrease depending on the investment experience of the separate account?						[ ] Yes [ ] No
13.								Do you believe that this policy will meet your insurance needs and financial objectives?						[ ] Yes [ ] No
14.								Have you received a current copy of the Prospectus?						[ ] Yes [ ] No
15.								INVESTMENT OBJECTIVE: (check one or more) [ ] Growth [ ] Income [ ] Safety of Principal [ ] Other

FOR ALL APPLICATIONS – Questions 16, 17, 18, 19, and 20 Should be Answered
16.						Will any life insurance or annuity in this or any other company be discontinued,		Insured
reduced or changed if insurance now applied for is issued?								Company
[ ] Yes [ ] No If "Yes," give details.								Policy No.
								Amount $			Issue Date

17.								List all life insurance in force or currently applied for (if none, state none).
Company					Amount			Plan			Year Issued		Amount A.D.B.

18.								TOBACCO USE: Complete for all persons proposed for coverage age 20 or over. Have tobacco products been used in the past twenty-four months? If "Yes," give date last used.
Name				Yes	No	Day	Month	Year	Name			Yes	No	Day	Month	Year

19.								HAS ANY PERSON PROPOSED FOR COVERAGE:		Yes	No	If "Yes," give details of a,b,c,e,g, and 20 including
a.								Ever applied for insurance or reinstatement which was declined, postponed, rated,		[ ]	[ ]	name of person.
modified or had any such insurance canceled or a renewal premium refused?
b.								Ever received or claimed indemnity, benefits, or a payment for any injury,		[ ]	[ ]
sickness or impaired condition?
c.								Engaged in or plan to engage in any form of motorized racing, scuba diving, parachuting,		[ ]	[ ]
sky diving, hang-gliding, ballooning, mountain climbing, rodeos or competitive skiing?
d.								Ever made any flights as a pilot, student pilot, or crew member of any aircraft in the past		[ ]	[ ]
three years or intend doing so? (If "Yes," complete Aviation Questionnaire.)
e.								Been charged with but not acquitted of the violation of any criminal law, fined more than $50		[ ]	[ ]
for the violation of any traffic law, or had driver's license suspended in the past three years?
Driver's License Number
f.								In the next year, any intention of traveling or residing outside the U.S. or Canada?		[ ]	[ ]
(If "Yes," complete Foreign Travel Questionnaire.)
g.								Belong to or intend joining any active or reserve military, naval, or aeronautic organization?		[ ]	[ ]
20.								Are there any persons proposed for coverage who do not make their home with the proposed insured?		[ ]	[ ]
FOR NONMEDICAL APPLICATIONS ON PROPSED INSURED - Questions 21, 22, and 23 Should be Answered
								23.	a.	Name and address of your personal physician (If none, so state)
21.	Height	ft.	in.	Weight:				lbs.

22.	To the best of your knowledge and belief, has any member of your family had
diabetes, cancer, high blood pressure, or heart disease?					[ ] Yes		[ ] No		b.	Date and reason last consulted
(If "Yes," give details)

		Age if Living	Cause of Death			Age at Death
Father									c.	What treatment was given or medication prescribed?
Mother
Brothers and Sisters
No. Living
No. Dead

UC2243	7-95

FOR NONMEDICAL APPLICATIONS ON PROPSED INSURED, SPOUSE, OR COVERED FAMILY MEMBERS - Questions 24, 25, 26, 27, and 28 Should be Answered
			Proposed		Spouse or		All		Details of "Yes" answers. Identify question number
CIRCLE APPLICABLE ITEMS			Insured		Other Insured		Children		and person. (Include diagnoses, dates, duration,
24.	Within the past ten years, to the best of your knowledge and belief,		Yes	No	Yes	No	Yes	No	names and addresses of all attending physicians and
	has anyone ever been treated for or had any known indication of:								medical facilities.)
	a.	Disorder of eyes, ears, nose, or throat?
	b.	Dizziness, fainting, convulsions, headache; speech defect,
paralysis, or stroke; mental or nervous disorder?
	c.	Shortness of breath, persistent hoarseness or cough, bronchitis, pleurisy, asthma, emphysema, tuberculosis or chronic respiratory disorder?
	d.	Chest pain, palpitation, high blood pressure, rheumatic fever, heart murmer, heart attack or other disorder of the heart or blood vessels?
	e.	Jaundice, intestinal bleeding, ulcer, hernia, appendicitis,
colitis, diverticulitis, hemorrhoids, recurrent indigestion or other disorder of the stomach, intestines, liver or gallbladder?
	f.	Sugar, albumin, blood or pus in urine; venereal disease;
stone or other disorder of kidney or bladder?
	g.	Diabetes; thyroid, or other endocrine disorders?
	h.	Disorder of breasts, reproductive organs, prostate or
complications of pregnancy?
	i.	Neuritis, sciatica, rheumatism, arthritis, gout, or disorder of the muscles or bones, including the spine, back, or joints?
	j.	Disorder of skin, lymph glands, cyst, tumor or cancer?
	k.	Allergies; anemia or other disorder of the blood?
	l.	Any mental or physical disorder not listed above?
25.	Other than noted above, has anyone within the past five years:
	a.	Had a checkup, consultation, illness, injury, or surgery; been a patient in a hospital, clinic, sanatorium, or other medical facility;
had an electrocardiogram, X-ray, or other diagnostic test?
	b.	Been advised to have any diagnostic test,
hospitalization, or surgery which was not completed?
26.	Within the past ten years, has anyone:
	a.	Ussed marijuana, cocaine, barbiturates, tranquilizers,
heroin, LSD, amphetamines, morphine, narcotics or
any other drug, except as legally prescribed by a physician?
	b.	Sought or received treatment or advice, or been arrested for the use of alcohol, cocaine, marijuana, narcotics or any other drug?
	c.	Used alcoholic beverages? If yes, to what extent?

	d.	Been diagnosed by a member of the medical profession as having
AIDS (Acquired Immune Deficiency Syndrome), ARC (AIDS Related
Complex), or HIV (Human Immunodeficiency Virus) infection?
	e.	Received treatment from a member of the
medical profession for AIDS, ARC or HIV infection?
27.	a.	Is anyone now under observation or receiving treatment?
	b.	Are you pregnant?
28.	Has anyone had a change in weight in the past year? How much?

UC 2243

AGREEMENT

The undersigned represents that the statements in Part I and Part II (if such

Part is required by the Company) of this application are true and complete. It is agreed that: (a) the only statements which are to be considered as the basis of the policy are those contained in the application or in any amendment to the applica-

tion; (b) any prepayment made with this application will be subject to the provisions of the CONDITIONAL RECEIPT bearing the same number as this application;

(c) if there is no prepayment made with this application, the policy will not take effect until the first premium is paid during the lifetime of the propsed insured and while his/her health and the facts and other conditions affecting his/her insurability are as described in Part I and Part II (if such Part II is required by the Company) of this application, and until the policy is delivered to the propsed owner; and (d) no one except the President, a Vice President, the Secretary, or an Assistant

Secretary can make, alter or discharge contracts or waive any of the Company's rights or requirements.

Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

The duration or amount of the death benefit may be fixed or may vary depending on the Investment experience and the death benefit option selected. The cash value, when based on the investment experience of the separate account, is variable and may increase or decrease without limit.

There is no guaranteed cash value.

AUTHORIZATION TO OBTAIN INFORMATION

I authorize ay physician, medical professional, hospital, clinic, other medical care institution, Medical Information Bureau, insurer, consumer reporting agency, or employer having information available as to other insurance coverage, medical care, advice, treatment or supplies with respect to any physical or mental condition or any other information regarding me or any of my minor children who are to be insured, to give the information to The Union Central Life Insurance Company, its

Reinsurers, or any consumer reporting agency acting on The Union Central Life

Insurance Company's behalf.

To facilitate rapid submission of such information, I authorize all said sources,

except MIB, to give such records or knowledge to any agency employed by the

Company to collect and transmit such information.

I understand that this information will be used by The Union Central Life

Insurance Company to determine eligibility for insurance.

I agree this authorization is valid for two and one-half years from the date shown below.

I know that I have a right to receive a copy of this authorization upon request.

I agree that a photographic copy of this authorization is as valid as the original.

ACKNOWLEDGE RECEIPT OF NOTICE OF INSURANCE INFORMATION PRACTICES

Dated at			,	19
(City)	(State)	(Month)	(Day)
Signature of Proposed Insured	X
Signature of Spouse / Other Insured
Signature of Applicant if not Proposed Insured
Soliciting Agent			Agent No.
Soliciting Agent			Agent No.
Agency Name		Agency No.

Application Number

UC2243	7-95

OWNER TAXPAYER IDENTIFICATION NUMBER

Social Security Number	Employer Identification Number

Certification - Under penalties of perjury, I certify that:

*  The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and

*  I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.

Cross out item (2) above if you have been notified by IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return.  However, if after being notified by IRS that you were subject to backup withholding you received another notification from IRS that you are no longer subject to backup withholding, do not cross out item (2).

Please sign here X
	(Signature of Applicant, Trustee/Employer)	(Date)

AGREEMENT

The undersigned represents that the statements in Part I and Part II (if such Part II is required by the Company) of this application are true and complete.  It is agreed that: (a) the only statements which are to be considered as the basis of the policy are those contained in the application or in any amendment to the application; (b) any prepayment made with this application will be subject to the provisions of the CONDITIONAL RECEIPT bearing the same number as this application; (c) if there is no prepayment made with this application, the policy will not take effect until the first premium is paid during the lifetime of the proposed insured and while his/her health and the facts and other conditions affecting her/her insurability are as described in Part I and Part II (if such Part II is required by the Company) of this application, and until the policy is delivered to the proposed owner; and (d) no one except the President, a Vice President, the Secretary, or an Assistant Secretary can make, alter or discharge contracts or waive any of the Company's rights or requirements.

Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

The duration or amount of the death benefit may be fixed or may vary depending on the investment experience and the death benefit option selected.  The cash value, when based on the investment experience of the separate account, is variable and may increase or decrease without limit.  There is no guaranteed cash value.